INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30895 on Form S-8 of our report dated August 14, 1998 (September 10, 1998 as to Notes 3 and 8), appearing in this Annual Report on Form 10-K of Phar-Mor, Inc. for the fiscal year ended June 27, 1998. Our report expresses an unqualified opinion on the consolidated balance sheets of Phar-Mor, Inc. and subsidiaries as of June 27, 1998 and June 28, 1997 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the fifty-two weeks ended June 27, 1998, the fifty-two weeks ended
June 28, 1997 and the forty-three weeks ended June 29, 1996. Our report expresses a qualified opinion on the consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows of Phar-Mor, Inc. and subsidiaries for the nine weeks ended September 2, 1995 as reliable accounting records and sufficient evidential matter to support the acquisition cost of property and equipment were not available. Also, our report includes an explanatory paragraph relating to the comparability of financial information prior to September 2, 1995 as a result of Phar-Mor's emergence from bankruptcy and the creation of a new entity.


Deloitte & Touche LLP
Pittsburgh, Pennsylvania
September 25, 1998